TPG Reports Third Quarter 2023 Financial Results Quarter Ended September 30, 2023

TPG | 2 ▪ Completed acquisition of Angelo Gordon on November 1, 2023, marking significant expansion into credit investing and adding complementary real estate capabilities ▪ Total assets under management of $136 billion as of September 30, 2023; total AUM of $212 billion on a combined basis with Angelo Gordon(1) ▪ GAAP net income attributable to TPG Inc. of $15 million for the third quarter ended September 30, 2023, with basic net income per share of Class A common stock of $0.14 ▪ Fee-Related Earnings of $156 million for the third quarter ended September 30, 2023, an increase of 29% year-over-year, resulting in a Fee-Related Earnings margin of 49% ▪ After-tax Distributable Earnings of $196 million (or $0.56 per share of Class A common stock) for the third quarter ended September 30, 2023 ▪ Dividend of $0.48 per share of Class A common stock for the third quarter ended September 30, 2023 San Francisco and Fort Worth, Texas – November 7, 2023 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited third quarter 2023 results. TPG issued a full detailed presentation of its quarter ended September 30, 2023 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. “We delivered strong financial results for the third quarter despite a challenging market environment, with fee-related earnings growth of 29% year-over-year to $156 million,” said Jon Winkelried, Chief Executive Officer. “We’re pleased to have also closed our acquisition of Angelo Gordon, strengthening our position as a scaled, global alternative asset manager with $212 billion(1) of AUM across a broadly diversified set of strategies. The addition of Angelo Gordon, together with our differentiated deal flow and strong investment track record, puts us in an advantaged position to capitalize on a number of long-term secular trends shaping the alternatives industry today.” Dividend TPG has declared a quarterly dividend of $0.48 per share of Class A common stock to holders of record at the close of business on November 17, 2023, payable on December 1, 2023. Conference Call TPG will host a conference call and live webcast at 11:00 am ET. It may be accessed by dialing (800) 267-6316 (US toll-free) or (203) 518-9783 (international), using the conference ID TPGQ323. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. Shareholder contact: Media contact: Gary Stein Luke Barrett 212-601-4750 415-743-1550 shareholders@tpg.com media@tpg.com TPG Reports Third Quarter 2023 Financial Results 1. As of September 30, 2023, including AUM attributable to TPG Angelo Gordon on a pro forma basis.

TPG | 3 TPG Reports Third Quarter 2023 Financial Results About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $212 billion(1) of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Forward Looking Statements; No Offers; Non-GAAP Information This presentation may contain “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected filing of our amended and restated certificate of incorporation, expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo, Gordon & Co., L.P. and AG Funds L.P. (collectively, “Angelo Gordon”); purchase price adjustments; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this presentation and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward- looking statements as representing the views of the Company or its management as of any date subsequent to the date of the presentation. This presentation does not constitute an offer of any TPG Fund. Throughout this presentation, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. As of September 30, 2023, including AUM attributable to TPG Angelo Gordon on a pro forma basis.

Third Quarter 2023 Financial Results

GAAP Statements of Operations (Unaudited)

- Net loss of $95 million for 3Q'23, compared to 2Q'23 net income of $40 million, and 3Q'22 net income of $53 million
- Net income attributable to TPG Inc. of $15 million for 3Q'23, compared to net income of $27 million in 2Q'23 and net income of $37 million in 3Q'22

($ in thousands, except share and per share amounts)	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD
Revenues				
Fees and other	$ 333,496	$ 366,149	$ 896,456	$ 1,004,723
Capital allocation-based (loss) income	227,628	(205,794)	667,096	402,051
Total revenues	**561,124**	**160,355**	**1,563,552**	**1,406,774**
Expenses				
Compensation and benefits:				
Cash-based compensation and benefits	116,753	123,160	348,751	359,278
Equity-based compensation	143,149	136,650	474,200	449,109
Performance allocation compensation	149,495	(120,770)	374,607	272,648
Total compensation and benefits	409,397	139,040	1,197,558	1,081,035
General, administrative and other	95,533	101,596	275,468	311,013
Depreciation and amortization	7,372	7,701	24,629	24,227
Interest expense	5,737	7,792	15,106	23,728
Expenses of consolidated Public SPACs:				
Other	567	81	2,547	1,053
Total expenses	**518,606**	**256,210**	**1,515,308**	**1,441,056**
Investment income (loss)				
Income (loss) from investments:				
Net (losses) gains from investment activities	1,907	(4,203)	(90,845)	11,459
Interest, dividends and other	2,407	10,994	3,393	28,948
Investment income of consolidated Public SPACs:				
Unrealized gains on derivative liabilities of Public SPACs	3,235	750	11,715	667
Interest, dividends and other	3,571	1,846	4,540	7,692
Total investment income (loss)	**11,120**	**9,387**	**(71,197)**	**48,766**
(Loss) income before income taxes	**53,638**	**(86,468)**	**(22,953)**	**14,484**
Income tax expense	432	8,244	23,534	33,511
Net (loss) income[1]	**53,206**	**(94,712)**	**(46,487)**	**(19,027)**
Net loss attributable to redeemable equity in Public SPACs prior to Reorganization and IPO	—	—	(517)	—
Net income attributable to other non-controlling interests prior to Reorganization and IPO	—	—	966	—
Net income attributable to TPG Group Holdings prior to Reorganization and IPO	—	—	5,256	—
Net income attributable to redeemable equity in Public SPACs	7,322	5,148	13,203	12,044
Net loss attributable to non-controlling interests in TPG Operating Group	(6,898)	(49,556)	(140,679)	(100,354)
Net (loss) income attributable to other non-controlling interests	15,422	(64,971)	6,499	2,366
Net income attributable to TPG Inc. subsequent to Reorganization and IPO	**$ 37,360**	**$ 14,667**	**$ 68,785**	**$ 66,917**
Net income (loss) per share data:				
Net income (loss) available to Class A common stock per share				
Basic	*$ 0.44*	*$ 0.14*	*$ 0.82*	*$ 0.73*
Diluted	*$ 0.09*	*$ (0.09)*	*$ (0.16)*	*$ (0.08)*
Weighted-average shares of Class A common stock outstanding				
Basic	*79,266,822*	*80,617,057*	*79,249,528*	*80,223,076*
Diluted	*308,919,463*	*309,269,698*	*308,902,169*	*309,201,724*

1. Operating profit margin, defined as net income divided by total revenues, was 9% for 3Q'22 and (59%) for 3Q'23.

TPG | 5

TPG | 6 Operating Metrics ($B) Non-GAAP Financial Measures ($M) Third Quarter and Year to Date Highlights 3Q’22 3Q’23 3Q’22 YTD 3Q’23 YTD Fee-Related Revenues ("FRR") $282 $321 $779 $873 Fee-Related Earnings (“FRE”) 121 156 315 381 Realized Performance Allocations, Net 5 43 187 55 After-Tax Distributable Earnings (“After-tax DE”) 113 196 474 380 3Q’22 4Q’22 2Q’23 3Q’23 Assets Under Management (“AUM”) $135.1 $135.0 $138.6 $136.1 Fee Earning Assets Under Management (“FAUM”) 81.2 77.9 78.6 78.9 Net Accrued Performance Allocations 0.7 0.6 0.8 0.7 Available Capital 46.4 43.0 40.6 38.2 3Q’22 3Q’23 3Q’22 YTD 3Q’23 YTD Value Creation 2% (1%) 7% 5% Capital Raised $8.2 $3.4 $26.4 $6.9 Capital Invested 2.5 5.5 10.8 10.6 Realizations 2.2 5.1 11.4 8.7 ▪ 3Q’23 FRR of $321 million increased 14% versus 3Q’22, with 3Q’23 FRE of $156 million and 3Q’23 After- tax DE of $196 million ▪ Total AUM of $136 billion, up 1% in the last twelve months; Fee Earning AUM of $79 billion, down 3% during the same period See the Reconciliations and Disclosures section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

Non-GAAP Financial Measures

- FRE increased 29% from $121 million in 3Q'22 to $156 million in 3Q'23; FRE margin increased to 49% in 3Q'23 compared to 43% in 3Q'22
- FRE of $156 million in 3Q'23 increased 24% from $125 million in 2Q'23; FRE margin increased from 44% in 2Q'23 to 49% in 3Q'23
- After-tax DE of $196 million in 3Q'23, an increase from $96 million in 2Q'23 and $113 million in 3Q'22, primarily driven by increases in FRE and realized performance allocations, net

($ in thousands)	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD	3Q'23 LTM
Fee-Related Revenues					
Management fees	$ 254,510	$ 278,503	$ 679,927	$ 783,113	$ 1,033,046
Transaction, monitoring and other fees, net	14,909	30,892	62,833	52,428	98,673
Other income	12,874	11,947	35,937	36,986	48,117
Fee-Related Revenues	**282,293**	**321,342**	**778,697**	**872,527**	**1,179,836**
Fee-Related Expenses					
Compensation and benefits, net	96,758	99,605	290,492	295,648	398,124
Operating expenses, net	64,324	65,670	173,208	196,099	262,080
Fee-Related Expenses	**161,082**	**165,275**	**463,700**	**491,747**	**660,204**
Fee-Related Earnings	**121,211**	**156,067**	**314,997**	**380,780**	**519,634**
Realized performance allocations, net	4,977	43,376	187,344	55,031	150,070
Realized investment income and other, net[1]	(336)	5,672	22,400	(22,265)	(2,627)
Depreciation expense	(280)	(1,235)	(3,319)	(3,579)	(4,849)
Interest expense, net	(4,077)	2,706	(12,763)	2,489	1,456
Distributable Earnings	**121,495**	**206,586**	**508,659**	**412,456**	**663,684**
Income taxes	(8,678)	(11,007)	(34,942)	(32,797)	(57,478)
After-Tax Distributable Earnings	**$ 112,817**	**$ 195,579**	**$ 473,717**	**$ 379,659**	**$ 606,207**

See the Reconciliations and Disclosures section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.
1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including $9 million of expenses in 3Q'23 related to the acquisition of Angelo Gordon.

TPG | 7

TPG | 8 $680 $783 $275 $353 $105 $112 $132 $148 $114 $115$54 $56 3Q’22 YTD 3Q’23 YTD $255 $279 $113 $134 $36 $38 $47 $49 $41 $36$17 $21 3Q’22 3Q’23 ▪ 3Q’23 FRR increased 12% over 2Q’23 and 14% over 3Q’22, primarily driven by fundraising and an increase in capital markets fees ▪ Fee-Related Expenses in 3Q’23 increased 3% when compared to 2Q’23 and 3Q’22, primarily due to increased compensation and benefits, net ▪ FRE margin was 49% in 3Q’23, an increase from 44% in 2Q’23 and 43% in 3Q’22; 3Q’23 LTM FRE margin of 44% Fee-Related Earnings See the Reconciliations and Disclosures section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $25 million, $12 million, and $2 million for 3Q’23, 2Q’23, and 3Q’22, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +9% Capital Growth Impact Real Estate Market Solutions 15% $121 $156 3Q’22 3Q’23 $315 $381 3Q’22 YTD 3Q’23 YTD

TPG | 9 $113 $196 3Q’22 3Q’23 $474 $380 3Q’22 YTD 3Q’23 YTD Distributable Earnings ▪ After-tax DE increased by 103% from $96 million in 2Q’23 to $196 million in 3Q’23, mainly due to increases in realized performance allocations, net and FRE ▪ After-tax DE increased from $113 million in 3Q’22 to $196 million for 3Q’23, primarily due to increases in realized performance allocations, net and FRE After-Tax DE ($M) See the Reconciliations and Disclosures section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Distributable Earnings Mix FRE All Other Sources of Pre-tax DE 115% 76% 24% 2Q’23 3Q’23

TPG | 10 Capital $43 Impact $1 Capital $49 Growth $1 Impact $1 Real Estate $4 ▪ Realized performance allocations, net were $43 million in 3Q’23, primarily driven by TPG AAF, a single- asset continuation vehicle for Creative Artists Agency, and TPG VIII in the Capital platform ▪ Realized performance allocations, net for 3Q’23 YTD were $55 million, primarily driven by TPG AAF and TPG VIII in the Capital platform, TREP III in the Real Estate platform and TTAD I in the Growth platform Realized Performance Allocations, Net 3Q’23 Realized Performance Allocations, Net 3Q’23 YTD Realized Performance Allocations, Net ($M) ($M) Total $55 Total $43 Capital Growth Impact Real Estate Market Solutions

TPG | 11 $760 ($24) ($43) $692 2Q’23 Value Creation & Other Realized Gains 3Q’23 $375 $172 $87 $23 $35 Capital Growth Impact Real Estate Market Solutions Net Accrued Performance Allocations Value Creation 3Q’23 3Q’23 YTD Capital (0.5%) 5.4% Growth (1.7%) 2.9% Impact 1.7% 10.1% Real Estate (1.3)% (1.4%) Market Solutions(1) 1.9% 7.2% Total (0.5%) 4.9% Net Accrued Performance Allocations by Fund Vintage ($M) 2Q’23 3Q’23 2017 & Prior $327 $314 2018 47 43 2019 241 225 2020 82 81 2021 60 20 2022 3 9 Total $760 $692 3Q’23 Net Accrued Performance Allocations 3Q’23 Net Accrued Performance Allocations Walk ($M) Total $692 ($M) 1. Due to the nature of their strategy, Value Creation in the Market Solutions platform above includes information for certain funds as of June 30, 2023. Accordingly, those funds’ performance information does not reflect any fund activity for the quarter ended September 30, 2023 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended September 30, 2023 will be reflected in the performance information presented in future reporting.

TPG | 12 GAAP Balance Sheet (Unaudited) ▪ Our investments decreased $22 million from 4Q'22 to 3Q’23, mainly driven by realizations, partially offset by a 5% increase in the value of our portfolio companies for 3Q’23 YTD ▪ Cash increased to $1.2 billion at the end of 3Q’23 primarily due to proceeds received from fund realizations 1. Includes TPG Inc. Class A and B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q’22 3Q’23 Assets Cash and cash equivalents $ 1,107,484 $ 1,224,484 Investments 5,329,868 5,308,316 Other assets 845,197 850,237 Assets of consolidated Public SPACs 659,189 — Total assets 7,941,738 7,383,037 Liabilities, redeemable equity and equity Liabilities Debt obligations 444,566 443,822 Due to affiliates 139,863 169,903 Accrued performance allocation compensation 3,269,889 3,245,268 Other liabilities 324,261 484,817 Liabilities of consolidated Public SPACs 23,653 — Total liabilities 4,202,232 4,343,810 Redeemable equity attributable to consolidated Public SPACs 653,635 — Equity TPG Inc.(1) 509,672 535,143 Other non-controlling interests 2,576,199 2,504,084 Total equity 3,085,871 3,039,227 Total liabilities, redeemable equity and equity $ 7,941,738 $ 7,383,037

TPG | 13 Non-GAAP Balance Sheet ▪ Cash and cash equivalents of $647 million at the end of 3Q’23 ▪ At the end of 3Q’23, our net cash(1) was $197 million, and our undrawn credit facility capacity was increased to $1.2 billion(2) ▪ Our borrowings include securitized notes with a principal amount of $250 million, which are backed by $502 million in pledged assets as of 3Q’23, and a senior unsecured term loan with a principal amount of $200 million that was issued as part of the Reorganization ▪ Accrued performance allocations of $692 million at the end of 3Q’23, primarily composed of TPG VIII and Asia VII in the Capital platform and Growth IV in the Growth platform See the Reconciliations and Disclosures section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Net cash comprised of $647 million of cash and cash equivalents less $450 million in debt principal. 2. On October 30, 2023, we drew $470 million under our credit facility to partially fund the cash consideration of the acquisition of Angelo Gordon. ($ in thousands) 4Q’22 3Q’23 Book Assets Cash and cash equivalents $ 691,687 $ 646,674 Restricted cash 13,166 13,328 Accrued performance allocations 642,519 692,095 Investments in funds 576,814 591,038 Other assets 576,241 609,154 Total Book Assets 2,500,427 2,552,289 Book Liabilities Accounts payable, accrued expenses and other 48,183 56,367 Secured borrowings, net 245,259 245,490 Senior unsecured term loan, net 199,307 198,332 Total Book Liabilities 492,749 500,189 Net Book Value $ 2,007,678 $ 2,052,100

Operating Metrics

TPG | 15 $81 $79 $39 $36 $11 $11 $13 $13 $13 $12 $5 $6 3Q’22 3Q’23 $135 $136 $68 $67 $22 $24 $16 $18 $20 $18 $10 $9 3Q’22 3Q’23 Assets Under Management and Fee Earning AUM ▪ 3Q’23 AUM rose 1% over 3Q’22 to $136.1 billion, primarily driven by value creation of 6% for the last twelve months and capital raised of $10.5 billion over the same period, which included $1.8 billion in TPG IX and $0.9 billion in Asia VIII within the Capital platform and $0.8 billion in TDM within the Growth platform; this was partially offset by realizations totaling $12.9 billion in the last twelve months ▪ FAUM decreased 3% in 3Q’23 over 3Q’22 to $78.9 billion, driven primarily by reductions in the fee base of TPG VIII in the Capital platform and TREP III in the Real Estate platform Assets Under Management Fee Earning AUM ($B) ($B) +1% (3%) Capital Growth Impact Real Estate Market Solutions

TPG | 16 —% 4% 89% 3% 3% 14% 43% 36% 2% 5% —% 3% 90% 2% 5% FAUM by Remaining Duration Assets Under Management and Fee Earning AUM Duration AUM by Duration at Inception Note: For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of September 30, 2023. 2. Defined as the number of years between September 30, 2023 and contractual fund winddown, prior to any extensions. ▪ At the end of 3Q’23, approximately 92% of our AUM and 92% of our FAUM was in perpetual or long-dated funds with a duration(1) of 10 or more years (prior to any extensions) ▪ At the end of 3Q’23, approximately 81% of our FAUM had a remaining lifespan(2) of 5 or more years, with 38% in vehicles that have 10 or more years remaining (including those considered perpetual) Total $136B Total $79B FAUM by Duration at Inception Total $79B ~92% ~81%~92% 0-4 Years 5-9 Years 10+ Years Perpetual Capital Subject to Periodic Redemption <1<1

TPG | 17 Capital $1,663 Capital $3,373 Growth $2,677 Impact $725 Real Estate $1,560 Market Solutions $868 ▪ AUM Subject to Fee Earning Growth totaled $10.9 billion at the end of 3Q’23 and represents capital commitments that, once deployed, generate new management fees (AUM Not Yet Earning Fees) or generate a higher rate of management fees (FAUM Subject to Step-Up) ▪ At the end of 3Q’23, our AUM Subject to Fee Earnings Growth represents 14% of FAUM and the potential fee-related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $61 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($M) ($M) Total $9,203 Total $1,663 AUM Subject to Fee Earning Growth 1. Represents the sum of the gross revenue opportunity for each non-legacy fund with unallocated capital, the deployment of which would result in incremental management fees being earned. Revenue opportunity for each fund is calculated as (a) the incremental amount of unallocated capital that would be invested to achieve a range of 90%-100% total deployment of the original commitments of the fund, multiplied by (b) the incremental fee rate that we anticipate would be earned on invested capital and (c) the proportion of the fund's commitments that are expected to pay fees based on the amount of invested capital. Capital Growth Impact Real Estate Market Solutions

AUM Rollforward

- AUM decreased 2% over 3Q'23 and increased $1.1 billion, or 1%, in the last twelve months
- AUM activity in 3Q'23 was driven by realizations of $5.1 billion, partially offset by capital raised of $3.4 billion
- AUM growth for the last twelve months was driven by $10.5 billion of capital raised, including $5.1 billion in the Capital platform and $2.2 billion in the Growth platform, partially offset by $12.9 billion of realizations
- Changes in investment value increased over the last twelve months largely due to value creation of 6%

	Three Months Ended September 30, 2023					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
AUM						
Balance as of Beginning of Period	$ 68,906	$ 24,179	$ 17,683	$ 18,959	$ 8,904	$ 138,632
Capital Raised	2,778	130	76	—	436	3,420
Realizations	(3,957)	(138)	(40)	(892)	(72)	(5,099)
Changes in Investment Value[1]	(624)	(352)	265	213	(325)	(824)
AUM as of end of period	**$ 67,103**	**$ 23,819**	**$ 17,984**	**$ 18,280**	**$ 8,943**	**$ 136,129**

	Last Twelve Months Ended September 30, 2023					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
AUM						
Balance as of Beginning of Period	$ 67,917	$ 21,790	$ 15,811	$ 19,771	$ 9,761	$ 135,050
Capital Raised	5,144	2,204	1,547	362	1,276	10,532
Realizations	(8,686)	(807)	(325)	(2,921)	(181)	(12,921)
Changes in Investment Value[1]	2,728	632	951	1,068	(1,913)	3,467
AUM as of end of period	**$ 67,103**	**$ 23,819**	**$ 17,984**	**$ 18,280**	**$ 8,943**	**$ 136,129**

Note: For Market Solutions, capital raised in our SPAC vehicles represents funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, and realizations are considered to occur at business combination with a target, in the amount of capital raised; for our hedge funds, capital raised represents new fund subscriptions.
1. Changes in investment value consists of changes in fair value, capital invested and available capital and other investment activities, including the change in net asset value of our hedge funds.

TPG | 18

FAUM Rollforward

- FAUM remained consistent in 3Q'23 and decreased $2.2 billion, or 3%, in the last twelve months
- Activity in 3Q'23 primarily consisted of fee earning capital raised totaling $2.1 billion, partially offset by a net decrease in actively invested capital of $1.4 billion and a reduction in fee base of $0.4 billion
- In the last twelve months, FAUM decreases were driven by a reduction of fee base in TPG VIII and Asia VII in the Capital platform and TREP III in the Real Estate platform, partially offset by fee earning capital raised in TPG IX and Asia VIII in the Capital platform

	Three Months Ended September 30, 2023					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
FAUM						
Balance as of Beginning of Period	$ 36,090	$ 11,233	$ 13,283	$ 12,029	$ 5,985	$ 78,620
Fee Earning Capital Raised[1]	1,634	19	33	5	434	2,124
Net Change in Actively Invested Capital[2]	(1,381)	136	43	(69)	(175)	(1,445)
Reduction in Fee Base of Certain Funds[3]	—	—	—	(354)	—	(354)
FAUM as of end of period	**$ 36,342**	**$ 11,388**	**$ 13,359**	**$ 11,612**	**$ 6,244**	**$ 78,944**

	Last Twelve Months Ended September 30, 2023					
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
FAUM						
Balance as of Beginning of Period	$ 38,983	$ 10,920	$ 12,514	$ 13,295	$ 5,476	$ 81,188
Fee Earning Capital Raised[1]	2,903	265	566	26	1,146	4,906
Net Change in Actively Invested Capital[2]	(1,981)	710	280	(6)	(378)	(1,376)
Reduction in Fee Base of Certain Funds[3]	(3,563)	(507)	—	(1,703)	—	(5,773)
FAUM as of end of period	**$ 36,342**	**$ 11,388**	**$ 13,359**	**$ 11,612**	**$ 6,244**	**$ 78,944**

1. Fee earning capital raised represents capital raised by our funds for which management fees calculated based on commitments were activated during the period.
2. Net change in actively invested capital includes capital invested during the period, net of return of capital distributions and changes in net asset value of hedge funds. It also includes adjustments related to funds with a fee structure based on the lower of cost or fair value.
3. Reduction in fee base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.

TPG | 19

Other Operating Metrics

- At the end of 3Q'23, we had $38.2 billion of capital available for deployment; we have invested approximately $10.6 billion since the beginning of the year

(All tables in $M)

Capital Raised	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD
Capital	$ 6,163	$ 2,778	$ 14,598	$ 4,423
Growth	1	130	638	634
Impact	716	76	2,794	727
Real Estate	340	—	7,190	255
Market Solutions[1]	1,017	436	1,173	862
Total	**$ 8,237**	**$ 3,420**	**$ 26,393**	**$ 6,901**

Available Capital	3Q'22	3Q'23
Capital	$ 23,413	$ 18,019
Growth	3,933	4,009
Impact	7,294	6,288
Real Estate	8,457	8,142
Market Solutions	3,278	1,756
Total	**$ 46,375**	**$ 38,214**

Capital Invested	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD
Capital	$ 57	$ 3,735	$ 2,422	$ 5,524
Growth	449	557	2,134	930
Impact	711	272	3,301	1,962
Real Estate	1,195	764	2,539	1,403
Market Solutions[2]	105	209	410	813
Total	**$ 2,517**	**$ 5,537**	**$ 10,806**	**$ 10,632**

Realizations	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD
Capital	$ 735	$ 3,957	$ 6,667	$ 5,570
Growth	629	138	1,932	516
Impact	201	40	468	245
Real Estate	552	892	1,927	2,276
Market Solutions[2]	49	72	361	138
Total	**$ 2,166**	**$ 5,099**	**$ 11,355**	**$ 8,745**

1. Within Market Solutions, capital raised at our hedge fund represents new fund subscriptions.
2. Within Market Solutions, capital invested and realizations in our SPAC vehicles represent funds raised in the SPAC IPO, including forward purchase agreements and private investment in public equity (PIPE) commitments, which are considered to occur at business combination with a target.

TPG | 20

Supplemental Details

3Q'23 GAAP and Non-GAAP Performance Allocations

($ in thousands)	GAAP Total	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[(2)]	Non-GAAP Realized
	Three Months Ended September 30, 2023				
Capital					
TPG IX	$ 11,821	$ 11,821	$ —	$ —	$ —
THP II	9,685	9,685	—	—	—
TPG AAF	4,881	(189,702)	194,583	155,666	38,917
TES	640	640	—	—	—
Asia VI	(5,393)	(5,448)	55	55	—
THP I	(21,507)	(21,507)	—	—	—
TPG VII	(22,768)	(22,768)	—	—	—
Asia VII	(31,644)	(31,644)	—	—	—
TPG VIII	(36,402)	(54,341)	17,939	14,162	3,777
Excluded Assets[(1)]	(2,894)	(2,894)	—	—	—
Total Capital	**(93,581)**	**(306,158)**	**212,577**	**169,884**	**42,693**
Growth					
Growth IV	4,613	4,613	—	—	—
TDM	(2,547)	(2,547)	—	—	—
Growth V	(5,650)	(5,650)	—	—	—
Growth III	(7,804)	(7,804)	—	—	—
TTAD	(16,074)	(16,074)	—	—	—
Excluded Assets[(1)]	(62,939)	(96,107)	33,168	33,168	—
Total Growth	**(90,401)**	**(123,569)**	**33,168**	**33,168**	**—**
Impact					
Rise I	5,739	5,739	—	—	—
Rise II	4,955	4,955	—	—	—
Rise Climate	(3,713)	(6,948)	3,235	2,552	683
Total Impact	**6,981**	**3,746**	**3,235**	**2,552**	**683**
Real Estate					
TREP III	(6,756)	(6,756)	—	—	—
Excluded Assets[(1)]	(3,459)	(3,459)	—	—	—
Total Real Estate	**(10,215)**	**(10,215)**	**—**	**—**	**—**
Market Solutions					
NewQuest V	8,466	8,466	—	—	—
NewQuest IV	(2,958)	(2,958)	—	—	—
NewQuest III	(6,578)	(6,578)	—	—	—
TPEP	(11,792)	(11,792)	—	—	—
Total Market Solutions	**(12,862)**	**(12,862)**	**—**	**—**	**—**
Total	**$ (200,079)**	**$ (449,058)**	**$ 248,979**	**$ 205,604**	**$ 43,376**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 22

3Q'23 YTD GAAP and Non-GAAP Performance Allocations

($ in thousands)	GAAP Total	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
	Nine Months Ended September 30, 2023				
Capital					
TPG VIII	$ 187,441	$ 139,261	$ 48,180	$ 38,037	$ 10,143
TPG VII	38,010	38,010	—	—	—
TPG AAF	31,095	(163,488)	194,583	155,666	38,917
THP I	26,540	26,540	—	—	—
TPG IX	18,113	18,113	—	—	—
THP II	16,496	16,496	—	—	—
TES	1,672	1,672	—	—	—
Asia VII	(7,501)	(7,501)	—	—	—
Asia VI	(38,062)	(38,117)	55	55	—
Excluded Assets[1]	(54,819)	(182,216)	127,397	127,397	—
Total Capital	**218,985**	**(151,230)**	**370,215**	**321,155**	**49,060**
Growth					
Growth IV	37,881	37,881	—	—	—
Growth V	35,816	35,816	—	—	—
Growth III	(7,301)	(7,301)	—	—	—
TDM	(1,685)	(1,685)	—	—	—
TTAD	(17,358)	(22,570)	5,212	4,115	1,097
Excluded Assets[1]	(22,351)	(56,074)	33,723	33,723	—
Total Growth	**25,002**	**(13,933)**	**38,935**	**37,838**	**1,097**
Impact					
Rise Climate	97,153	93,918	3,235	2,552	683
Rise II	40,302	40,302	—	—	—
Rise I	(9,273)	(9,810)	537	421	116
Total Impact	**128,182**	**124,410**	**3,772**	**2,973**	**799**
Real Estate					
TREP III	(16,156)	(36,534)	20,378	16,302	4,075
Excluded Assets[1]	(8,699)	(8,699)	—	—	—
Total Real Estate	**(24,855)**	**(45,233)**	**20,378**	**16,302**	**4,075**
Market Solutions					
TPEP	20,898	20,898	—	—	—
NewQuest V	8,466	8,466	—	—	—
NewQuest IV	741	741	—	—	—
NewQuest III	556	556	—	—	—
Total Market Solutions	**30,661**	**30,661**	**—**	**—**	**—**
Total	**$ 377,974**	**$ (55,325)**	**$ 433,300**	**$ 378,268**	**$ 55,031**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

GAAP and Non-GAAP Accrued Performance Allocations

As of June 30, 2023						
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
GAAP Total	$ 2,844	$ 1,461	$ 437	$ 185	$ 144	$ 5,071
Less: Excluded Assets[1]	54	351	—	64	—	469
Less: Non-GAAP Adjustments[2]	2,355	934	351	97	105	3,842
Non-GAAP Total	**$ 434**	**$ 176**	**$ 86**	**$ 24**	**$ 39**	**$ 760**

As of September 30, 2023						
($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
GAAP Total	$ 2,541	$ 1,337	$ 441	$ 175	$ 131	$ 4,625
Less: Excluded Assets[1]	55	255	—	60	—	370
Less: Non-GAAP Adjustments[2]	2,111	910	354	92	96	3,563
Non-GAAP Total	**$ 375**	**$ 172**	**$ 87**	**$ 23**	**$ 35**	**$ 692**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

After-Tax DE and Dividends Per Class A Common Stock

- After-tax DE attributable to TPG Inc. of $0.56 per share for 3Q'23, and $1.06 per share for 3Q'23 YTD
- Declared dividend of $0.48 per share for 3Q'23 on November 7, 2023, with a record date of November 17, 2023 and payable date of December 1, 2023; dividends declared total $0.90 per share for 3Q'23 YTD

($ in thousands, except share and per share amounts)	2Q'23	3Q'23
Share Reconciliation		
Class A common stock from IPO	79,070,565	79,070,565
Vested restricted stock units[1]	472,760	525,936
Exchange of Common Units to Class A common stock	1,000,000	1,000,000
Class A common stock outstanding	**80,543,325**	**80,596,501**

($ in thousands, except share and per share amounts)	2Q'23	3Q'23
After-Tax Distributable Earnings attributable to TPG Inc. Class A common stockholders		
Pre-Tax Distributable Earnings	$ 108,901	$ 206,586
Less: subsidiary-level income taxes[2]	(7,398)	(3,052)
Distributable Earnings before corporate income taxes	101,503	203,534
Percent to TPG Inc.	26%	26%
TPG Inc. Distributable Earnings before corporate income taxes	26,432	53,045
Less: corporate income taxes attributable to TPG Inc.[2]	(5,264)	(7,955)
TPG Inc. After-tax Distributable Earnings	21,169	45,090
Class A common stock outstanding	80,543,325	80,596,501
TPG Inc. After-tax Distributable Earnings per Class A common stock	**0.26**	**0.56**
Target dividend policy	85%	85%
Dividend per Class A common stock	**$ 0.22**	**$ 0.48**
Note: TPG Inc. effective DE corporate income tax rate	*19.9%*	*15.0%*

1. For the purposes of calculating our per share metrics, periods shown include events that occurred after period end but prior to the relevant record date, such as Common Unit exchanges and restricted stock units that vested and settled, as they will be entitled to a dividend on the payable date.
2. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc.

($ in thousands)	2Q'23	3Q'23
Subsidiary-level income taxes	$ 7,398	$ 3,052
Corporate income taxes	5,264	7,955
Total income taxes	$ 12,662	$ 11,007

TPG | 25

TPG | 26 Fee-Related Earnings Per Class A Common Stock ▪ FRE attributable to TPG Inc. of $0.50 per share for 3Q’23 and $1.23 per share for 3Q’23 YTD ($ in thousands, except share and per share amounts) 2Q’23 3Q’23 Share Reconciliation Class A common stock from IPO 79,070,565 79,070,565 Vested restricted stock units(1) 472,760 525,936 Exchange of Common Units to Class A common stock 1,000,000 1,000,000 Class A common stock outstanding 80,543,325 80,596,501 ($ in thousands, except share and per share amounts) 2Q’23 3Q’23 Fee-Related Earnings attributable to TPG Inc. Class A common stockholders Total Fee-Related Earnings(2) $ 125,430 $ 156,067 Percent to TPG Inc. 26% 26% TPG Inc. Fee-Related Earnings 32,663 40,674 Class A common stock outstanding 80,543,325 80,596,501 TPG Inc. Fee-Related Earnings per Class A common stock $ 0.41 $ 0.50 1. For the purposes of calculating our per share metrics, periods shown include events that occurred after period end but prior to the relevant record date, such as Common Unit exchanges and restricted stock units that vested and settled, as they will be entitled to a dividend on the payable date. 2. Fee-Related Earnings does not include income tax expense.

TPG | 27 Distributable Earnings Participating Shares Outstanding (shares) 2Q’23 3Q’23 TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 80,511,475 80,587,371 Common Units exchangeable into Class A common stock 228,652,641 228,652,641 Diluted Class A common stock outstanding 309,164,116 309,240,012 Restricted Stock Units ("RSUs") IPO-related Service-based(1) 8,432,564 8,320,851 Executive Service-Vesting 1,101,697 1,101,697 Ordinary service-based RSUs 4,293,158 4,400,817 Total Distributable Earnings participating shares outstanding(2) 322,991,535 323,063,377 1. Includes 70,691 RSUs that have vested but have not yet been settled. 2. Excludes Executive and Ordinary Performance Condition Vesting RSUs, which are not considered participating as they either accrue dividends to be paid only upon vesting or do not participate in dividends. Periods exclude restricted stock units that vested and settled after period-end.

Equity-Based Compensation Summary

- Equity-based compensation related to TPG Inc. ordinary service-based RSUs totaled $11.8 million in 3Q'23; the total unrecognized compensation expense related to these RSUs amounted to $113.8 million at the end of 3Q'23, and is expected to be recognized over the next 2.7 years[(1)]

($ in millions, except for share and per share amounts, as of September 30, 2023)

Category	Units Outstanding	Compensation Expense QTD	Compensation Expense YTD	Unrecognized Compensation Expense	Remaining Recognition Period[(1)]
Legacy Equity and Other IPO-Related Awards[(2)]	N/A	$ 108.5	$ 365.0	$ 1,123.5	2.0 - 5.0 years
TPG Inc. IPO-Related RSUs[(3)]	9,422,548	15.9	45.1	177.2	2.9 years
Subtotal	**9,422,548**	**124.4**	**410.1**	**1,300.7**	
Add: TPG Inc. Ordinary service-based RSUs	4,400,817	11.8	32.3	113.8	2.7 years
Total	**13,823,365**	**136.2**	**442.4**	**1,414.5**	
Less: Non-employee portion of RSUs[(4)]	(193,895)	(1.5)	(2.9)		
Add: PRSU Compensation Expense	1,237,286	1.6	4.7		
Add: Other[(5)]		0.4	4.9		
Total Statement of Operations Equity-based compensation		**$ 136.7**	**$ 449.1**		

1. For RSUs, this metric represents the weighted average remaining recognition period across outstanding grants.
2. Represents units granted in TPG Partner Holdings, RemainCo Partner Holdings, and other awards granted in conjunction with the IPO.
3. Excludes Executive Performance Condition Vesting RSUs ("PRSUs"), which are not considered participating; these RSUs either do not participate in dividends or accrue dividends only to be paid upon vesting. Includes 70,691 RSUs that have vested but have not yet been settled.
4. Considered a General, Administrative and Other expense for GAAP purposes.
5. Represents units granted in TPG RE Finance Trust, Inc.

TPG | 28

Fund Performance Metrics

($ in millions, as of 9/30/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,733	—	13,733	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,071	1	22,072	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	33,327	212	33,539	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,172	19,379	4,628	24,007	26%	2.3x	20%	1.9x
TPG VIII	2019	11,505	10,665	3,094	14,813	17,907	39%	1.7x	26%	1.4x
TPG IX	2022	10,516	3,570	—	3,954	3,954	NM	NM	NM	NM
Capital Funds		*80,343*	*72,380*	*112,766*	*23,608*	*136,374*	*23%*	*1.9x*	*15%*	*1.7x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,382	179	5,561	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,284	3,295	3,647	6,942	16%	2.1x	11%	1.7x
Asia VII	2017	4,630	4,349	2,212	5,592	7,804	23%	1.8x	14%	1.5x
Asia VIII	2022	4,299	1,183	—	1,271	1,271	NM	NM	NM	NM
Asia Funds		*18,813*	*15,141*	*20,034*	*10,689*	*30,723*	*20%*	*2.1x*	*14%*	*1.7x*
Healthcare Funds										
THP I	2019	2,704	2,405	832	2,800	3,632	33%	1.5x	19%	1.3x
THP II	2022	2,373	899	—	1,076	1,076	NM	NM	NM	NM
Healthcare Funds		*5,077*	*3,304*	*832*	*3,876*	*4,708*	*33%*	*1.5x*	*19%*	*1.3x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	2,719	1	2,720	43%	2.1x	37%	1.9x
TPG AION	2021	207	207	—	207	207	0%	1.0x	(1%)	1.0x
Continuation Vehicles		*1,524*	*1,521*	*2,719*	*208*	*2,927*	*38%*	*1.9x*	*32%*	*1.8x*
Platform: Capital (Excl-Legacy[15])		***105,757***	***92,346***	***136,351***	***38,381***	***174,732***	***23%***	***1.9x***	***15%***	***1.7x***
Legacy Funds										
TES I	2016	303	206	227	165	392	26%	1.9x	18%	1.6x
Platform: Capital		**$ 106,060**	**$ 92,552**	**$ 136,578**	**$ 38,546**	**$ 175,124**	**23%**	**1.9x**	**15%**	**1.7x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

Fund Performance Metrics (Cont'd)

($ in millions, as of 9/30/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,864	$ 44	$ 1,908	13%	1.5x	6%	1.3x
Growth II	2011	2,041	2,185	4,733	574	5,307	22%	2.5x	16%	2.0x
Growth III	2015	3,128	3,364	4,667	2,284	6,951	26%	2.0x	18%	1.7x
Growth IV	2017	3,739	3,592	1,904	4,760	6,664	22%	1.8x	15%	1.5x
Gator	2019	726	686	661	583	1,244	32%	1.8x	25%	1.6x
Growth V	2020	3,558	2,825	348	3,772	4,120	29%	1.5x	18%	1.3x
Growth Funds		*14,456*	*13,911*	*14,177*	*12,017*	*26,194*	*20%*	*1.9x*	*14%*	*1.6x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	882	1,739	2,621	27%	1.7x	21%	1.5x
TTAD II	2021	3,198	1,632	—	1,776	1,776	8%	1.1x	2%	1.0x
Tech Adjacencies Funds		*4,772*	*3,129*	*882*	*3,515*	*4,397*	*23%*	*1.4x*	*17%*	*1.3x*
TDM	2017	1,326	569	—	1,153	1,153	22%	2.0x	18%	1.8x
LSI	2023	273	57	—	57	57	NM	NM	NM	NM
Platform: Growth (Excl-Legacy[15])		***20,827***	***17,666***	***15,059***	***16,742***	***31,801***	***20%***	***1.8x***	***14%***	***1.5x***
Legacy Funds										
Biotech III	2008	510	468	1,114	265	1,379	17%	2.9x	12%	2.3x
Biotech IV	2012	106	99	121	1	122	7%	1.2x	2%	1.1x
Biotech V	2016	88	82	27	51	78	(1%)	1.0x	(5%)	0.8x
ART	2013	258	241	35	184	219	(1%)	0.9x	(5%)	0.7x
Platform: Growth		**21,789**	**18,556**	**16,356**	**17,243**	**33,599**	**19%**	**1.8x**	**13%**	**1.5x**
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	1,973	1,299	2,472	3,771	21%	1.9x	14%	1.5x
Rise II	2020	2,176	1,963	122	2,732	2,854	27%	1.5x	17%	1.3x
Rise III	2022	2,457	633	2	720	722	152%	1.4x	(47%)	0.8x
The Rise Funds		*6,739*	*4,569*	*1,423*	*5,924*	*7,347*	*23%*	*1.7x*	*14%*	*1.4x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	428	25	335	360	(5%)	0.8x	(10%)	0.7x
Rise Climate	2021	7,268	3,351	185	4,121	4,306	49%	1.4x	21%	1.2x
TPG NEXT[19]	2022	510	—	—	—	—	NM	NM	NM	NM
Platform: Impact		**$ 15,471**	**$ 8,481**	**$ 2,001**	**$ 10,380**	**$ 12,381**	**23%**	**1.5x**	**13%**	**1.3x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 9/30/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Investor Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
DASA RE	2012	$ 1,078	$ 576	$ 1,069	$ —	$ 1,069	21%	1.9x	15%	1.6x
TREP II	2014	2,065	2,213	3,193	358	3,551	28%	1.7x	18%	1.5x
TREP III	2018	3,722	4,232	2,523	2,861	5,384	16%	1.4x	11%	1.2x
TREP IV	2022	6,820	1,361	208	1,153	1,361	(9%)	0.9x	(58%)	0.5x
TPG Real Estate Partners		*13,685*	*8,382*	*6,993*	*4,372*	*11,365*	*22%*	*1.5x*	*14%*	*1.3x*
TRTX[14]	2014	1,916	NM	NM	NM	NM	NM	NM	NM	NM
TAC+	2021	1,797	915	98	834	932	1%	1.0x	(3%)	1.0x
Platform: Real Estate		**17,398**	**9,297**	**7,091**	**5,206**	**12,297**	**21%**	**1.4x**	**13%**	**1.3x**
Platform: Market Solutions										
NewQuest Funds										
NewQuest I[18]	2011	390	291	767	—	767	48%	3.2x	37%	2.3x
NewQuest II[18]	2013	310	342	617	131	748	25%	2.3x	19%	1.8x
NewQuest III[18]	2016	541	542	391	510	901	15%	1.7x	9%	1.4x
NewQuest IV[18]	2020	1,000	811	117	1,048	1,165	26%	1.4x	14%	1.2x
NewQuest V[18]	2022	489	168	—	237	237	NM	NM	NM	NM
NewQuest Funds		*2,730*	*2,154*	*1,892*	*1,926*	*3,818*	*36%*	*1.8x*	*23%*	*1.5x*
TPEP Long/Short[13]	NM	NM	NM	NM	2,077	NM	NM	NM	NM	NM
TPEP Long Only[13]	NM	NM	NM	NM	1,834	NM	NM	NM	NM	NM
TSCF	2021	609	261	9	253	262	0%	1.0x	(1%)	1.0x
TGS[18]	2022	749	272	—	295	295	NM	NM	NM	NM
TPG TIGER[18]	2022	300	44	0	49	49	NM	NM	NM	NM
TPG TIGER 2[18]	2022	130	7	—	6	6	NM	NM	NM	NM
Platform: Market Solutions[12]		**4,518**	**2,738**	**1,901**	**6,440**	**4,430**	**35%**	**1.7x**	**23%**	**1.4x**
Discontinued Funds[16]		*5,870*	*4,103*	*5,303*	*—*	*5,303*	*7%*	*1.3x*	*3%*	*1.1x*
Total (excl-Legacy[15] and Discontinued Funds[16])		***163,971***	***130,528***	***162,403***	***77,149***	***235,641***	***23%***	***1.9x***	***15%***	***1.6x***
Total		**$ 171,106**	**$ 135,727**	**$ 169,230**	**$ 77,815**	**$ 243,134**	**22%**	**1.9x**	**14%**	**1.6x**

Note: Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

TPG | 32 Fund Performance Metrics Notes 1) Vintage Year, with respect to an investment or group of investments, as applicable, represents the year such investment, or the first investment in such a group, was initially consummated by the fund. For follow-on investments, Vintage Year represents the year that the fund’s first investment in the relevant company was initially consummated. Vintage Year, with respect to a fund, represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). We adopted this standard for fund Vintage Year to better align with current market and investor benchmarking practices. For consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 remains unchanged and represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. 3) Capital Invested, with respect to an investment or group of investments, as applicable, represents cash outlays by the fund for such investment or investments (whether funded through investor capital contributions or borrowing under the fund’s credit facility), including capitalized expenses and unrealized bridge loans allocated to such investment or investments. Capital Invested may be reduced after the date of initial investment as a result of sell-downs. This does not include proceeds eligible for recycling under fund limited partnership agreements. Capital Invested does not include interest expense on borrowing under the fund’s credit facility. 4) Realized Value, with respect to an investment or group of investments, as applicable, represents total cash received or earned by the fund in respect of such investment or investments through the quarter end, including all interest, dividends and other proceeds. Receipts are recognized when cash proceeds are received or earned. Proceeds from an investment that is subject to pending disposition are not included in Realized Value and remain in Unrealized Value until the disposition has been completed and cash has been received. Similarly, any proceeds from an investment that is pending liquidation, or a similar event are not included in Realized Value until the liquidation or similar event has been completed. In addition, monitoring, transaction and other fees are not included in Realized Value but are applied to offset management fees to the extent provided in the fund’s partnership agreement. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the quarter end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment, assuming a reasonable period of time for liquidation of the investment, and taking into consideration the financial condition and operating results of the portfolio company, the nature of the investment, applicable restrictions on marketability, market conditions, foreign currency exposures and other factors the general partner may deem appropriate. Where applicable, such estimate has been adjusted from cost to reflect (i) company performance relative to internal performance markers and the performance of comparable companies; (ii) market performance of comparable companies; and (iii) recent, pending or proposed transactions involving us, such as recapitalizations, initial public offerings or mergers and acquisitions. Given the nature of private investments, valuations necessarily entail a degree of uncertainty and/or subjectivity. There can be no assurance that expected transactions will actually occur or that performance markers will be achieved, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the quarter end. 6) Total Value, with respect to an investment or group of investments, as applicable, is the sum of Realized Value and Unrealized Value of such investment or investments. 7) Gross IRR and Gross MoM are calculated by adjusting Net IRR and Investor Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. With respect to interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments, we have assumed that investor capital contributions were made in respect thereof as of the midpoint of each relevant quarter in which such amounts were incurred. We have further assumed that distributions to investors occurred in the middle of the month in which the related proceeds were received by the fund. Like the Net IRR, Gross IRR and Gross MoM (i) do not reflect the effect of taxes borne, or to be borne, by investors and (ii) excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Such Gross IRR and Gross MoM represent an average of returns for all included investors and does not necessarily reflect the actual return of any particular investor. Gross IRR and Gross MoM are an approximation calculated by adjusting historical data using estimates and assumptions that we believe are appropriate for the relevant fund, but that inherently involve significant judgment. For funds that engaged in de minimis or no fund-level borrowing, Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. In this scenario, Gross IRR, with respect to an investment or investments, has been calculated based on the time that capital was invested by the fund in such investment or investments and that distributions were received by the fund in respect of such investment or investments, regardless of when capital was contributed to or distributed from the fund. Gross IRR does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, borne, by investors in the fund and would be lower if it did. For funds that engaged in de minimis or no fund-level borrowing, Gross MoM represents the multiple-of-money on capital invested by the fund for an investment or investments and is calculated as Total Value divided by Capital Invested (i.e., cash outlays by the fund for such investment or investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility). Gross MoM is calculated on a gross basis and does not reflect the effect of management fees, fund expenses, performance allocations or taxes borne, or to be borne, by investors in the fund, and would be lower if it did.

TPG | 33 Fund Performance Metrics Notes (Cont’d) 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the quarter end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. Net IRR reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Net IRR calculation assumes that investor contributions and distributions occurred in the middle of the month in which they were made. The Net IRR calculation excludes amounts attributable to the general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Net IRR represents an average return for all included investors, including those that pay reduced management fees and/or carried interest, and does not necessarily reflect the actual return of any particular investor. An actual investor that paid management fees and/or carried interest at rates higher than the average would have a lower individual Net IRR. In addition, management fees, fund expenses and carried interest differ from fund to fund, and therefore the impact of such amounts in a particular fund should not be assumed to reflect the impact such amounts would have on any other fund, including in respect of any fund in which a prospective investor is considering an investment. Net IRR for a platform does not include the cash flows for funds that are not currently presenting a Net IRR to their investors. 9) Investor Net MoM, with respect to a fund, represents the multiple-of-money on contributions to the fund by investors. Investor Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the quarter end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). Investor Net MoM reflects the impact of management fees, fund expenses (including interest expense arising from amounts borrowed under the fund’s credit facility) and performance allocations, but does not reflect the effect of taxes borne, or to be borne, by investors. The Investor Net MoM calculation excludes amounts attributable to the fund’s general partner, its affiliated entities and “friends of the firm” entities that generally pay no or reduced management fees and performance allocations. Investor Net MoM represents an average multiple-of-money for all included investors and does not necessarily reflect the actual return of any particular investor. An actual investor that paid management fees and/or carried interest at rates higher than the average would have a lower individual net MoM. In addition, management fees, fund expenses and carried interest differ from fund to fund, and therefore the impact of such amounts in a particular fund should not be assumed to reflect the impact such amounts would have on any other fund, including in respect of any fund in which a prospective investor is considering an investment. 10) “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” for an investment or group of investments when, among other reasons, a fund is in its initial period of operation, or the holding period of the investment or investments is in its initial period of holding, which in each case we typically determine to mean up to twelve months, or the investment or investments do not have a significant cost basis. IRR metrics are generally deemed “NM” prior to the fund calling capital for the applicable investment(s). 11) Amounts shown are in US dollars. When an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the quarter end and (iii) Realized Value reflects actual US dollar proceeds to the fund. A fund may enter into foreign currency hedges in connection with an investment made in a currency other than US dollars. Capital Invested with respect to such investment includes the cost of establishing foreign currency hedges. For hedges entered into to facilitate payment of the purchase price for an investment, gains or losses on such hedges are applied, respectively, to reduce or increase Capital Invested with respect to such investment. Thereafter during the life of such investment, (i) Capital Invested includes any inception-to-date net realized losses on such hedges, (ii) Unrealized Value includes the unrealized fair value of such hedges as estimated by the general partner and (iii) Realized Value includes any inception-to-date net realized gain on such hedges. For hedges entered into in anticipation of receipt of exit proceeds, (i) losses on such hedges are first applied to offset exit proceeds, with any remaining losses applied to increase Capital Invested and (ii) gains on such hedges are first applied to reverse any inception-to-date net realized losses that were previously included in Capital Invested, with any remaining gains applied to increase Realized Value. Where a foreign currency hedge is implemented as part of the investment structure below the fund, such hedge is similarly reflected in Capital Invested and Realized Value to the extent that there are corresponding cash outflows from and inflows to the fund in respect of such hedge, and otherwise is included in Unrealized Value. 12) Our special purpose acquisition companies (“SPACs”) which include Pace Holdings Corp., TPG Pace Holdings Corp., TPG Pace Tech Opportunities Corp., TPG Pace Beneficial Finance Corp., TPG Pace Energy Holdings Corp., TPG Pace Solutions Corp., TPG Pace Beneficial II Corp. and AfterNext HealthTech Acquisition Corp. within the Market Solutions platform are not reflected. Gross IRR, Gross MoM and Net IRR are not meaningful for SPAC products as they are designed to identify an investment and merge to become a public company.

TPG | 34 Fund Performance Metrics Notes (Cont’d) 13) As of September 30, 2023, TPEP Long/Short had estimated inception-to-date gross returns of 163% and net returns of 120%. These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. Net performance assumes a 20% performance allocation. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. As of September 30, 2023, TPEP Long Only had estimated inception-to-date gross returns of 27% and net returns of 26%. These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. Net performance assumes a 20% performance allocation, with the performance allocation only received upon outperforming the relevant benchmark. Performance results for a particular investor may vary from the performance stated as a result of, among other things, the timing of its investment(s) in TPEP Long Only, different performance allocation terms, different management fees, the feeder through which the investor invests and the investor’s eligibility to participate in gains and losses from “new issue” securities. Unrealized Value represents net asset value before redemptions. 14) Capital Committed for TRTX includes $1,201 million of private capital raised prior to TRTX’s initial public offering in July 2017 and $715 million issued during and subsequent to TRTX’s initial public offering. 15) Legacy funds represent funds whose strategies are not expected to have successor funds but that have not yet been substantially wound down. 16) Discontinued funds represent legacy funds that have substantially been wound down or are fully liquidated. The following TPG funds are considered discontinued: Latin America, Aqua I, Aqua II, Ventures, Biotech I, Biotech II, TPG TFP, TAC 2007 and DASA PE. 17) Total TPG track record amounts do not include results from RMB - Shanghai and RMB - Chongqing or China Ventures, a joint venture partnership. 18) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of June 30, 2023. Accordingly, the fund performance information presented above for the funds does not reflect any fund activity for the quarter ended September 30, 2023 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended September 30, 2023 will be reflected in the performance information presented in future reporting. 19) Certain funds recorded capital commitments prior to September 30, 2023, but were not activated or had not yet made their first investment. Therefore the only activity reflected in the track record with respect to these funds was the capital commitments.

GAAP Statements of Operations Expanded (Unaudited)

($ in thousands)	3Q'22	4Q'22	1Q'23	2Q'23	3Q'23	3Q'23 YTD	3Q'23 LTM
Revenues							
Fees and other	$ 333,496	$ 350,179	$ 311,471	$ 327,103	$ 366,149	$ 1,004,723	$ 1,354,902
Capital allocation-based (loss) income	227,628	89,156	331,674	276,171	(205,794)	402,051	491,207
Total revenues	**561,124**	**439,335**	**643,145**	**603,274**	**160,355**	**1,406,774**	**1,846,109**
Expenses							
Compensation and benefits:							
Cash-based compensation and benefits	116,753	124,945	120,451	115,667	123,160	359,278	484,223
Equity-based compensation	143,149	153,514	157,293	155,166	136,650	449,109	602,623
Performance allocation compensation	149,495	41,949	221,341	172,077	(120,770)	272,648	314,597
Total compensation and benefits	409,397	320,408	499,085	442,910	139,040	1,081,035	1,401,443
General, administrative and other	95,533	93,447	104,873	104,544	101,596	311,013	404,460
Depreciation and amortization	7,372	8,361	8,222	8,304	7,701	24,227	32,588
Interest expense	5,737	6,506	7,418	8,518	7,792	23,728	30,234
Expenses of consolidated Public SPACs:							
Other	567	769	519	453	81	1,053	1,822
Total expenses	**518,606**	**429,491**	**620,117**	**564,729**	**256,210**	**1,441,056**	**1,870,547**
Investment income (loss)							
Income (loss) from investments:							
Net (losses) gains from investment activities	1,907	(19,286)	14,816	846	(4,203)	11,459	(7,827)
Interest, dividends and other	2,407	5,775	7,971	9,983	10,994	28,948	34,723
Investment income of consolidated Public SPACs:							
Unrealized gains on derivative liabilities of Public SPACs	3,235	667	(750)	667	750	667	1,334
Interest, dividends and other	3,571	2,201	2,712	3,134	1,846	7,692	9,893
Total investment income (loss)	**11,120**	**(10,643)**	**24,749**	**14,630**	**9,387**	**48,766**	**38,123**
(Loss) income before income taxes	**53,638**	**(799)**	**47,777**	**53,175**	**(86,468)**	**14,484**	**13,685**
Income tax expense	432	8,949	12,103	13,164	8,244	33,511	42,460
Net (loss) income	**53,206**	**(9,748)**	**35,674**	**40,011**	**(94,712)**	**(19,027)**	**(28,775)**
Net income attributable to redeemable equity in Public SPACs	7,322	1,962	1,529	5,367	5,148	12,044	14,006
Net loss attributable to non-controlling interests in TPG Operating Group	(6,898)	(40,145)	(25,492)	(25,306)	(49,556)	(100,354)	(140,499)
Net (loss) income attributable to other non-controlling interests	15,422	4,794	34,582	32,755	(64,971)	2,366	7,160
Net income attributable to TPG Inc. subsequent to Reorganization and IPO	**$ 37,360**	**$ 23,641**	**$ 25,055**	**$ 27,195**	**$ 14,667**	**$ 66,917**	**$ 90,558**

TPG | 35

Non-GAAP Financial Measures Expanded

($ in thousands)	3Q'22	4Q'22	1Q'23	2Q'23	3Q'23	3Q'23 YTD	3Q'23 LTM
Fee-Related Revenues							
Management fees	$ 254,510	$ 249,933	$ 247,998	$ 256,612	$ 278,503	$ 783,113	$ 1,033,046
Transaction, monitoring and other fees, net	14,909	46,245	4,672	16,864	30,892	52,428	98,673
Other income	12,874	11,131	12,783	12,256	11,947	36,986	48,117
Fee-Related Revenues	**282,293**	**307,308**	**265,453**	**285,733**	**321,342**	**872,527**	**1,179,836**
Fee-Related Expenses							
Compensation and benefits, net	96,758	102,476	100,155	95,888	99,605	295,648	398,124
Operating expenses, net	64,324	65,981	66,014	64,415	65,670	196,099	262,080
Fee-Related Expenses	**161,082**	**168,457**	**166,169**	**160,303**	**165,275**	**491,747**	**660,204**
Fee-Related Earnings	**121,211**	**138,853**	**99,284**	**125,430**	**156,067**	**380,780**	**519,634**
Realized performance allocations, net	4,977	95,039	5,025	6,630	43,376	55,031	150,070
Realized investment income and other, net	(336)	19,638	(5,175)	(22,762)	5,672	(22,265)	(2,627)
Depreciation expense	(280)	(1,270)	(1,131)	(1,213)	(1,235)	(3,579)	(4,849)
Interest expense, net	(4,077)	(1,033)	(1,033)	816	2,706	2,489	1,456
Distributable Earnings	**121,495**	**251,227**	**96,970**	**108,901**	**206,586**	**412,456**	**663,684**
Income taxes	(8,678)	(24,681)	(9,128)	(12,662)	(11,007)	(32,797)	(57,478)
After-Tax Distributable Earnings	**$ 112,817**	**$ 226,546**	**$ 87,842**	**$ 96,240**	**$ 195,579**	**$ 379,659**	**$ 606,207**

See the Reconciliations and Disclosures section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

TPG | 36

Reconciliations and Disclosures

GAAP to Non-GAAP Financial Measures Reconciliation

($ in thousands)	3Q'22	4Q'22	1Q'23	2Q'23	3Q'23	3Q'23 YTD	3Q'23 LTM
GAAP Revenue	$ **561,124**	$ **439,335**	$ **643,145**	$ **603,274**	$ **160,355**	$ **1,406,774**	$ **1,846,109**
Capital-allocation based income (loss)	(227,628)	(89,156)	(331,674)	(276,171)	205,794	(402,051)	(491,207)
Expense reimbursements	(54,219)	(43,172)	(44,249)	(40,105)	(44,050)	(128,404)	(171,576)
Investment income and other	3,016	301	(1,769)	(1,265)	(757)	(3,792)	(3,490)
Fee-Related Revenues	$ **282,293**	$ **307,308**	$ **265,453**	$ **285,733**	$ **321,342**	$ **872,527**	$ **1,179,836**
GAAP Expenses	$ **518,606**	$ **429,491**	$ **620,117**	$ **564,729**	$ **256,210**	$ **1,441,056**	$ **1,870,547**
Depreciation and amortization expense	(7,372)	(8,361)	(8,222)	(8,304)	(7,701)	(24,227)	(32,588)
Interest expense	(5,737)	(6,506)	(7,418)	(8,518)	(7,792)	(23,728)	(30,234)
Expenses related to consolidated TPG Funds and Public SPACs	(567)	(769)	(519)	(453)	(81)	(1,053)	(1,822)
Expense reimbursements	(54,219)	(43,172)	(44,249)	(40,105)	(44,050)	(128,404)	(171,576)
Performance allocation compensation	(149,495)	(41,949)	(221,341)	(172,077)	120,770	(272,648)	(314,597)
Equity-based compensation	(143,149)	(153,514)	(157,293)	(155,166)	(136,650)	(449,109)	(602,623)
Non-core expenses and other	3,015	(6,763)	(14,906)	(19,803)	(15,431)	(50,140)	(56,903)
Fee-Related Expenses	$ **161,082**	$ **168,457**	$ **166,169**	$ **160,303**	$ **165,275**	$ **491,747**	$ **660,204**

($ in thousands)	3Q'22	4Q'22	1Q'23	2Q'23	3Q'23	3Q'23 YTD	3Q'23 LTM
Net income (loss)	$ **53,206**	$ **(9,748)**	$ **35,674**	$ **40,011**	$ **(94,712)**	$ **(19,027)**	$ **(28,775)**
Net (income) loss attributable to redeemable interests in Public SPACs	(7,322)	(1,962)	(1,529)	(5,367)	(5,148)	(12,044)	(14,006)
Net (income) loss attributable to other non-controlling interests	(15,422)	(4,794)	(34,582)	(32,755)	64,971	(2,366)	(7,160)
Amortization expense	2,949	4,849	3,538	3,538	2,913	9,989	14,838
Equity-based compensation	144,159	154,115	155,706	154,564	137,896	448,166	602,281
Unrealized performance allocations, net	(48,067)	82,719	(66,475)	(50,927)	68,244	(49,158)	33,561
Unrealized investment (income) loss	(2,116)	22,301	(9,350)	(12,655)	27,120	5,115	27,416
Unrealized (gain) on derivatives	(338)	(59)	66	(59)	(66)	(59)	(118)
Income tax	(7,543)	(15,762)	2,988	797	(3,068)	717	(15,045)
Non-recurring and other	(6,689)	(5,113)	1,805	(907)	(2,571)	(1,674)	(6,786)
After-tax Distributable Earnings	**112,817**	**226,546**	**87,842**	**96,240**	**195,579**	**379,659**	**606,207**
Income taxes	8,678	24,681	9,128	12,622	11,007	32,797	57,438
Distributable Earnings	**121,495**	**251,227**	**96,970**	**108,901**	**206,586**	**412,456**	**663,684**
Realized performance allocations, net	(4,977)	(95,039)	(5,025)	(6,630)	(43,376)	(55,031)	(150,070)
Realized investment income and other, net	336	(19,638)	5,175	22,762	(5,672)	22,265	2,627
Depreciation expense	280	1,270	1,131	1,213	1,235	3,579	4,849
Interest expense, net	4,077	1,033	1,033	(816)	(2,706)	(2,489)	(1,456)
Fee-Related Earnings	$ **121,211**	$ **138,853**	$ **99,284**	$ **125,430**	$ **156,067**	$ **380,780**	$ **519,634**

TPG | 38

TPG | 39 GAAP to Non-GAAP Balance Sheet Reconciliation ($ in thousands) 4Q’22 3Q’23 Total GAAP Assets $ 7,941,738 $ 7,383,037 Impact of consolidated Public SPACs Cash and cash equivalents (5,097) — Assets held in Trust Account (653,635) — Due from affiliates (45) — Other assets (412) — Subtotal for consolidated Public SPACs (659,189) — Impact of other consolidated entities Cash and cash equivalents (415,797) (577,810) Due from affiliates (211,097) (96,703) Investments (4,110,535) (4,025,183) Other assets (134,505) (157,944) Subtotal for other consolidated entities (4,871,934) (4,857,640) Reclassification adjustments Due from affiliates 8,458 (113,238) Investments (1,219,333) (1,283,133) Accrued performance allocations 642,519 692,095 Investments in funds 576,814 591,038 Other assets 81,354 140,130 Subtotal for reclassification adjustments 89,812 26,892 Total Book Assets $ 2,500,427 $ 2,552,289 ($ in thousands) 4Q’22 3Q’23 Total GAAP Liabilities $ 4,202,232 $ 4,343,810 Impact of consolidated Public SPACs Accounts payable and accrued expenses (236) — Derivative liabilities of Public SPACs (667) — Deferred underwriting (22,750) — Subtotal for consolidated Public SPACs (23,653) — Impact of other consolidated entities Accounts payable and accrued expenses (90,685) (243,793) Due to affiliates (134,562) (163,571) Accrued performance allocation compensation (3,269,889) (3,245,268) Other liabilities (206,276) (196,570) Subtotal for other consolidated entities (3,701,412) (3,849,202) Reclassification adjustments Accounts payable and accrued expenses 40,698 40,310 Due to affiliates (5,301) (6,332) Other liabilities (19,815) (28,397) Subtotal for reclassification adjustments 15,582 5,581 Total Book Liabilities $ 492,749 $ 500,189

TPG | 40 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by the Executive Committee of our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of the Executive Committee prior to the Sunset and the Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Revenues (“FRR”), and Fee- Related Expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 41 Definitions After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stock holders and Common Unit holders. After-tax DE differs from GAAP net income computed in accordance with GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement, which is recorded within other liabilities in our consolidated statement of financial condition. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our carry funds (including fund-level asset-related leverage), including our private equity and real estate funds, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities at our carry funds, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our mortgage REIT and collateralized fundraising vehicles; iii) the net asset value of our hedge funds; and iv) IPO proceeds held in trust, excluding interest, as well as forward purchase agreements and proceeds associated with the private investment in public equity related to our Public SPACs upon the consummation of a business combination. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, entities, or accounts that we manage or advise, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG investment funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee Earning Growth represents capital commitments that can grow fees when deployed through earning new management fees (AUM Not Yet Earning Fees) or when invested from a higher rate of management fees (FAUM Subject to Step-Up). Available capital is the aggregate amount of unfunded capital commitments that partners have committed to our funds and co-investment vehicles to fund future investments, as well as IPO and forward purchase agreement proceeds associated with our Public SPACs, and private investment in public equity commitments by investors upon the consummation of a business combination associated with our Public SPACs. Available capital is reduced for investments completed using fund-level subscription-related credit facilities; however, it is not reduced for investments that we have committed to make yet remain unfunded at the reporting date. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by TPG’s investment funds, co-investment vehicles and SPACs in conjunction with the completion of a business combination. It excludes hedge fund activity. We believe this measure is useful to investors as it measures capital deployment across TPG. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital raised is the aggregate amount of capital commitments raised by our investment funds and co-investment vehicles during a given period, as well as IPO and forward purchase agreements associated with our Public SPACs and private investment in public equity upon the consummation of a business combination associated with one of our Public SPACs. We believe this measure is useful to investors as it measures our access to capital and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 42 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income. DE differs from GAAP net income computed in accordance with GAAP in that it does not include: i) unrealized performance allocations and related compensation and benefit expense; ii) unrealized investment income; iii) equity-based compensation expense; iv) net income (loss) attributable to non-controlling interests in consolidated entities; or v) certain non-cash items, such as contingent reserves. Distributable Earnings participating shares refers to the sum of (i) shares (Class A voting, Class A non-voting, and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested. Subject to certain limitations, limited partners in these funds pay a lower fee on committed and undrawn capital. As capital is drawn down for investments, the fees paid on that capital increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude: i) realized performance allocations and related compensation expense; ii) realized investment income from investments and financial instruments; iii) net interest (interest expense less interest income); iv) depreciation; v) amortization; and vi) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin is defined as Fee-Related Earnings divided by Fee-Related Revenues. Fee-Related Expenses differs from expenses computed in accordance with GAAP in that it is net of certain reimbursement arrangements. Fee-related expenses is used in management’s review of the business. Fee-Related Revenues (“FRR”) is comprised of (i) management fees, (ii) transaction, monitoring and other fees, net, and (iii) other income. Fee-related revenue differs from revenue computed in accordance with GAAP in that it excludes certain reimbursement expense arrangements. Fee earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our private equity and real estate funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are generally not impacted by changes in the fair value of underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Net accrued performance allocations represents both unrealized and undistributed performance allocations resulting from our general partner interests in our TPG funds. We believe this measure is useful to investors as it provides additional insight into the accrued performance allocations to which the TPG Operating Group Common Unit holders are expected to receive.

TPG | 43 Definitions (Cont’d) Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business. Operating profit margin is defined as GAAP net income divided by GAAP total revenue. Performance Allocation Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations. Performance Allocation Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Realizations represent the aggregate investment proceeds generated by our TPG investment funds and co-investment vehicles and Public SPACs in conjunction with the completion of a business combination. We believe this measure is useful to investors as it drives investment gains and performance allocations. RemainCo refers to, collectively, Tarrant RemainCo I, L.P., a Delaware limited partnership, Tarrant RemainCo II, L.P., a Delaware limited partnership, and Tarrant RemainCo III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant RemainCo GP LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to a series of actions completed by the owners of TPG Group Holdings and TPG Operating Group on January 12, 2022 as part of a corporate reorganization, in conjunction with an initial public offering (“IPO”) that was completed on January 18, 2022. TPG Operating Group refers to TPG Operating Group I, L.P., TPG Operating Group II, L.P., and TPG Operating Group III, L.P. TPG Partner Holdings refers to TPG Partner Holdings, L.P., a Delaware limited partnership, which is a TPG Partner Vehicle that indirectly owns substantially all of the economic interests of TPG Group Holdings, a TPG Partner Vehicle. Value creation, with respect to an investment or group of investments, represents the appreciation or depreciation of value during a given measurement period, with the numerator being the total change in value reduced by capital invested during the measurement period, and the denominator being the sum of: i) the unrealized value at the beginning of the measurement period; ii) capital invested in follow-on investments made during the measurement period; and iii) capital invested in new investments made during the measurement period if the new investment had a change in value.